Exhibit 5.1

April 22, 2022

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 1003

Re: Registration Statement on Form S-8 of Warner Bros. Discovery, Inc.

Ladies and Gentlemen:

We have acted as counsel to Warner Bros. Discovery, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration of up to 244,194,506 shares of the Company’s Series A common stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to the Warner Bros. Discovery, Inc. Stock Incentive Plan, the Warner Bros. Discovery, Inc. 2013 Stock Incentive Plan, the Warner Bros. Discovery, Inc. 2011 Employee Stock Purchase Plan and the Warner Bros. Discovery, Inc. 2005 Non-Employee Director Incentive Plan (the “Plans”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

Based on the foregoing, we are of the opinion that 244,194,506 shares of Common Stock that are reserved for issuance pursuant to the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Warner Bros. Discovery, Inc.	2	April 22, 2022

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law as currently in effect.

Very truly yours,

/s/ Debevoise and Plimpton LLP